Consent of Independent Auditors
                    -------------------------------




We consent to incorporation by reference in the Registration Statements (Form S-8) pertaining to the 1987 Kinetic Concepts, Inc. Key Contributor Stock Option Plan (No. 33-59667), the Senior Executive Stock Option Plan (No. 333-24195), the 1997 Employee Stock Purchase Plan (No. 333-24197) and the Kinetic Concepts, Inc. 1997 Stock Incentive Plan (No. 333-35345) of our report dated February 6, 1998, with respect to the consolidated financial statements and schedule of Kinetic
Concepts,  Inc.  and   Subsidiaries  included  in  the Annual
Report (Form 10-K) for the year ended December  31, 1997.


                                  /s/ ERNST & YOUNG LLP
                                  ---------------------
                                      Ernst & Young LLP


San Antonio, Texas
March 27, 1998